       As filed with the Securities and Exchange Commission on January 8, 1999
                                                   Registration No. 333-______
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                 --------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                ---------------------

                                 INFORMIX CORPORATION
                  (Exact name of issuer as specified in its charter)

             DELAWARE                                  94-3011736
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
  incorporation or organization)
                                 4100 Bohannon Drive
                               Menlo Park, CA  94025
                                   (650) 926-6300
                       (Address of principal executive offices)


                    RED BRICK SYSTEMS, INC. 1995 STOCK OPTION PLAN
                RED BRICK SYSTEMS, INC. SUPPLEMENTAL STOCK OPTION PLAN
        OPTIONS UNDER RED BRICK SYSTEMS, INC. WRITTEN COMPENSATION AGREEMENTS
                             (Full title of the plan(s))

                                     Gary Lloyd
                       Vice President, Legal, General Counsel
                                   and Secretary
                                4100 Bohannon Drive
                               Menlo Park, CA  94025
                                   (415) 926-6300
              (Name, address and telephone number of agent for service)

                                     Copy to:
                              Douglas H. Collom, Esq.
                              Jeffrey A. Herbst, Esq.
                        Wilson Sonsini Goodrich & Rosati, P.C.
                                  650 Page Mill Road
                             Palo Alto, California 94304


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                                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED        PROPOSED
                TITLE OF                             MAXIMUM          MAXIMUM         MAXIMUM
               SECURITIES                            AMOUNT           OFFERING       AGGREGATE            AMOUNT OF
                 TO BE                                TO BE          PRICE PER        OFFERING          REGISTRATION
               REGISTERED                         REGISTERED(1)       SHARE(2)        PRICE (2)               FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
--outstanding under Red Brick Systems, Inc.
      1995 Stock Option Plan                         1,497,724          $6.16        $9,225,979.84        $2,564.82
--outstanding under Red Brick Systems, Inc.
      Supplemental Stock Option Plan                   977,790          $4.06        $3,969,827.40        $1,103.61
--outstanding under Red Brick Systems, Inc.
     Written Compensation Agreement with
     Phillip Fernandez                                   7,500         $13.34          $100,050.00           $27.81
--outstanding under Red Brick Systems, Inc.
     Written Compensation Agreement with
     Christopher Erickson                                9,000         $13.34          $120,060.00           $33.38
          TOTAL                                      2,492,014                      $13,415,917.24         $3,729.62
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Informix Corporation.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the weighted average exercise price of the shares subject to outstanding options.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          Informix Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (1) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997.

          (2) The Company's Current Reports on Form 8-K filed on January 8, 1999 and December 4, 1998, and the Company's Current Report on Form 8-K/A filed on June 2, 1998.

          (3) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

          (4) The Company's Registration Statement 8-A/Amendment No. 3, filed on September 3, 1997, which amends and supplements the Registration Statement on Form 8-A of the Registrant, originally filed on September 18, 1981, and as subsequently amended on September 18, 1991, May 27, 1992 and August 11, 1995.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

          Article Eight of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

          Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

          The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

          4.1    Red Brick Systems, Inc. 1995 Stock Option Plan

          4.2    Red Brick Systems, Inc. Supplemental Stock Option Plan

          4.3 Form of Red Brick Systems, Inc. Written Compensation Agreement with Mr. Fernandez and Mr. Erickson

          4.4 Form of Notice of Grant of Stock Option (with Exhibits) to Mr. Fernandez and Mr. Erickson

          5.1 Opinion of Counsel as to legality of securities being registered

          23.1   Consent of Independent Auditors

          23.2   Consent of Counsel (contained in Exhibit 5.1)

          24.1   Power of Attorney (see page II-4)



ITEM 9.   UNDERTAKINGS

          (a)  RULE 415 OFFERING   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)  FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
REFERENCE

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on the 8th day of January, 1999.

                         INFORMIX CORPORATION

                         By:   /s/ Robert J. Finocchio, Jr.
                               -----------------------------------
                                   Robert J. Finocchio, Jr.
                              CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert J. Finocchio, Jr. and Jean-Yves Dexmier and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



            Signature                               Title                                  Date
  /s/  Robert J. Finocchio, Jr.         Chairman, President and Chief                January 8, 1999
-------------------------------         Executive Officer (Principal Executive
(Robert J. Finocchio, Jr.)              Officer) and Director

  /s/   Howard A. Bain III              Executive Vice President and Chief           January 8, 1999
--------------------------------        Financial Officer (Principal Financial
(Howard A. Bain III)                    and Accounting Officer)

  /s/  Leslie G. Denend                 Director                                     January 8, 1999
--------------------------------
(Leslie G. Denend)

  /s/   Albert F. Knorp, Jr.            Director                                     January 8, 1999
---------------------------------
(Albert F. Knorp, Jr.)

  /s/   James L. Koch                   Director                                     January 8, 1999
----------------------------------
(James L. Koch)

  /s/   Thomas A. McDonnell             Director                                     January 8, 1999
----------------------------------
(Thomas A. McDonnell)

  /s/   Cyril J. Yansouni               Director                                     January 8, 1999
----------------------------------
(Cyril J. Yansouni)

  /s/   George Reyes                    Director                                     January 8, 1999
----------------------------------
(George Reyes)


                                    EXHIBIT INDEX
Exhibit                                                            Sequentially
Number                                                              Numbered

4.1       Red Brick Systems, Inc. 1995 Stock Option Plan

4.2       Red Brick Systems, Inc. Supplemental Stock Option Plan

4.3 Form of Red Brick Systems, Inc. Written Compensation Agreement with Mr. Fernandez and Mr. Erickson

4.4 Form of Notice of Grant of Stock Option (with Exhibits) to Mr. Fernandez and Mr. Erickson

5.1       Opinion of Counsel as to legality of securities being registered

23.1      Consent of Independent Auditors

23.2      Consent of Counsel (contained in Exhibit 5.1)

24.1      Power of Attorney (see page II-4)